Exhibit 99.1

Netcapital Announces Full Year Fiscal 2024 Financial Results

●	Management to Host Earnings Call on July 30, 2024 at 11 a.m. ET

BOSTON, MA – July 29, 2024 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced select financial results for the full fiscal year 2024 ended April 30, 2024.

“We saw significant growth in key areas despite a challenging economic environment,” said Martin Kay, CEO of Netcapital Inc. “While there were decreases in both top and bottom line, we remain optimistic about the future, particularly with portal fees increasing over 100% during the year.”

Full Year Fiscal 2024 Financial Highlights

●	Revenues decreased by approximately 42% year-over-year to $4.9 million, compared to revenue of $8.5 million for full fiscal year 2023.
●	Revenue from portal fees increased by approximately 109% year-over-year to $874,368 in the full fiscal year 2024 compared to $418,513 for full fiscal 2023.
●	As of April 30, 2024, the Company had cash and cash equivalents of $863,182.
●	Operating loss of ($3,442,388) for full fiscal year 2024 as compared to operating income of $2,271,876 for full fiscal year 2023
●	Net loss for the full fiscal year 2024 was ($4,986,317) in the full fiscal year 2024, as compared to net income of $2,954,972 for fiscal year 2023
●	Loss per share of ($0.41) in the full fiscal year 2024, were down compared to earnings per share of $0.63 for the full fiscal year 2023.
●	The Company recorded an impairment loss of $1,048,430 in fiscal year 2024.

For additional disclosure regarding Netcapital’s operating results, please refer to the Annual Report on Form 10-K for the period ended April 30, 2024, which has been filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host an investor conference call on Tuesday, July 30th, 2024, at 11 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 861716

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

Netcapital Inc. Consolidated Statements of Operations

	Year Ended	Year Ended
	April 30, 2024	April 30, 2023

Revenues	$4,951,435	$8,493,985
Costs of services	108,060	85,038
Gross profit	4,843,375	8,408,947

Costs and expenses:
Consulting expense	610,209	589,349
Marketing	333,771	85,482
Rent	76,117	75,052
Payroll and payroll related expenses	3,838,640	3,646,490
General and administrative costs	3,427,026	1,740,698
Total costs and expenses	8,285,763	6,137,071
Operating income (loss)	(3,442,388)	2,271,876

Other income (expense):
Interest expense	(45,990)	(93,842)
Gain on debt conversion	-	224,260
Amortization of intangible assets	(93,862)	(96,407)
Impairment expense	(1,048,430)	-
Other income	1,200	51,645
Unrealized gain (loss) on equity securities	(2,696,135)	1,857,500
Realized loss on sale of investment	-	(406,060)
Total other income (expense)	(3,883,217)	1,537,096
Net income (loss) before taxes	(7,325,605)	3,808,972
Income tax expense (benefit)	(2,339,288)	854,000
Net income (loss)	$(4,986,317)	$2,954,972

Basic earnings (loss) per share	$(0.41)	$0.63
Diluted earnings (loss) per share	$(0.41)	$0.63

Weighted average number of common shares outstanding:
Basic	12,105,577	4,677,214
Diluted	12,105,577	4,677,464

Netcapital Inc. Consolidated Balance Sheets

	April 30, 2024	April 30, 2023
Assets:
Cash and cash equivalents	$863,182	$569,441
Accounts receivable net	134,849	1,388,500
Note receivable	20,000	-
Interest receivable	1,200	-
Prepaid expenses	23,304	583,030
Total current assets	1,042,535	2,540,971

Deposits	6,300	6,300
Notes receivable - related parties	202,000	202,000
Purchased technology, net	14,733,005	15,875,297
Investment in affiliate	240,080	240,080
Equity securities	25,333,386	22,955,445
Total assets	$41,557,306	$41,820,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable
Trade	$793,325	$578,331
Related party	-	75,204
Accrued expenses	310,300	285,065
Stock subscription payable	-	10,000
Deferred revenue	466	661
Interest payable	92,483	98,256
Current taxes payable	-	174,000
Deferred tax liability, net	-	1,657,000
Related party debt	-	15,000
Secured note payable	-	350,000
Current portion of SBA loans	1,885,800	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	3,116,698	5,163,641

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	500,000
Total liabilities	3,616,698	5,663,641

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 22,880,680 and 6,440,527 shares issued and outstanding	22,880	6,441
Shares to be issued	122,124	183,187
Capital in excess of par value	37,316,041	30,500,944
Retained earnings	479,563	5,465,880
Total stockholders’ equity	37,940,608	36,156,452
Total liabilities and stockholders’ equity	$41,557,306	$41,820,093